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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-47222; 333-70984; 333-65750; 333-64450;
333-83503; 333-07229; 333-15375; 333-18273; 333-43137; 333-51367; 33-54784;
33-57533; 33-63097 and 33-45498); the Registration Statements on Form S-8 (Nos. 333-53644; 33-45279; 33-60695; 333-02875; 333-58657; 333-65209; 333-81810;
333-53664; 333-69849 and 2-80406); and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4(Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189; 333-60553; and 333-40515) of Bank of America
Corporation of our report dated January 18, 2002, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 22, 2002